Exhibit 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

	For the Year Ended December 31,		(UNAUDITED) For the Three Months Ended December 31,
	2005	2004	2005	2004
	(A)	(A)		(A)
Global Services:
Total revenues	$831,703	$710,814	$249,111	$217,752
Operating costs and expenses	778,333	682,723	223,107	201,236
Operating income	53,370	28,091	26,004	16,516
Interest and other income	2,136	1,424	546	320
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	55,506	29,515	26,550	16,836

Minority interest, before income taxes	556	560	274	57
Income from investments in unconsolidated subsidiaries, before income taxes	11,160	7,252	5,405	2,440
Income from continuing operations, before income taxes	67,222	37,327	32,229	19,333
Income from discontinued operations, before income taxes	1,178	965	613	926
Income before income taxes	68,400	38,292	32,842	20,259
Depreciation and amortization	7,726	9,314	1,870	2,102
Interest	1,282	622	342	231
EBITDA (B)	$77,408	$48,228	$35,054	$22,592

Development and Investment:
Total revenues	$64,247	$63,059	$29,500	$27,591
Operating costs and expenses	82,994	74,323	26,532	29,004
Operating income (loss)	(18,747)	(11,264)	2,968	(1,413)
Interest and other income	699	1,373	215	353
Income (loss) from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(18,048)	(9,891)	3,183	(1,060)

Minority interest, before income taxes	3,457	(5,406)	1,662	(5,268)
Income from investments in unconsolidated subsidiaries, before income taxes	12,892	10,437	9,111	1,234
Income (loss) from continuing operations, before income taxes	(1,699)	(4,860)	13,956	(5,094)
Income from discontinued operations, before income taxes	27,586	29,641	8,437	29,166
Income before income taxes	25,887	24,781	22,393	24,072
Depreciation and amortization (C)	2,901	2,290	782	605
Interest (D)	6,062	4,208	1,330	1,194
EBITDA (B)	$34,850	$31,279	$24,505	$25,871

Total:
Total revenues	$895,950	$773,873	$278,611	$245,343
Operating costs and expenses	861,327	757,046	249,639	230,240
Operating income	34,623	16,827	28,972	15,103
Interest and other income	2,835	2,797	761	673
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	37,458	19,624	29,733	15,776

Minority interest, before income taxes	4,013	(4,846)	1,936	(5,211)
Income from investments in unconsolidated subsidiaries, before income taxes	24,052	17,689	14,516	3,674
Income from continuing operations, before income taxes	65,523	32,467	46,185	14,239
Income from discontinued operations, before income taxes	28,764	30,606	9,050	30,092
Income before income taxes	94,287	63,073	55,235	44,331
Depreciation and amortization (C)	10,627	11,604	2,652	2,707
Interest (D)	7,344	4,830	1,672	1,425
EBITDA (B)	$112,258	$79,507	$59,559	$48,463

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the nine months ended September 30, 2005, and for the three months and year ended December 31, 2004, have been reclassified to conform to the presentation for the three months ended December 31, 2005. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C) Includes depreciation and amortization related to discontinued operations of $115 and $632 for the three months and year ended December 31, 2005, respectively, and $39 and $260 for the three months and year ended December 31, 2004, respectively.

(D) Includes interest related to discontinued operations of $134 and $1,903 for the three months and year ended December 31, 2005, respectively, and $223 and $635 for the three months and year ended December 31, 2004, respectively.